UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2009
GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 224-7200

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 30, 2009, Nicolas Berggruen resigned as a director of GLG Partners, Inc. (the “Company”) effective as of the opening of the meeting of the Board of Directors on February 2, 2009. On February 4, 2009, the Company announced that the Board of Directors had elected Pierre Lagrange as a director of the Company on February 2, 2009 to fill the vacancy created by Mr. Berggruen’s resignation. A copy of the Company’s press release dated February 4, 2009 is filed herewith as Exhibit 99.1 and incorporated herein by reference.
     Mr. Lagrange, age 46, has been a co-founder and Senior Managing Director of GLG Partners LP since its formation in September 2000 and was a co-founder of the GLG Partners division of Lehman Brothers International (Europe) in 1995. He has overall responsibility for a number of the Company’s global equity products, including the GLG European Equity Fund, the GLG Environment Fund, the GLG EAFE (Institutional) Fund and the Company’s flagship GLG European Long-Short Fund. Prior to 1995, Mr. Lagrange worked at Goldman Sachs managing global equity portfolios and at JP Morgan in government bond trading. He has an M.A. in Engineering from the Solvay Business School in Brussels.
     The descriptions of Mr. Lagrange’s employment agreements with each of GLG Partners LP and GLG Partners Services Limited, indemnity agreement with the Company, agreement among principals and trustees, and voting agreement with certain shareholders of the Company set forth under the headings “Certain Relationships and Transactions with Related Persons — Employment Agreements”, “— Indemnity Agreements”, “— Voting Agreement” and “— Agreement Among Principals and Trustees” in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     99.1 Press release dated February 4, 2009.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
Alejandro San Miguel
General Counsel and Corporate Secretary

Date: February 4, 2009

3

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release of the Company dated February 4, 2009.

4